Exhibit 10.20

Project Consultation Service Contract

Entrusting Party (Party A): Shanhu Technology (Guangdong) Co. Ltd.

Address: Room 204-1, Building 4, Tianan Nanhai Digital New Town, No.1 Tongping Road, Guicheng Sub-district, Nanhai District, Foshan, Guangdong Province

Entrusted Party (Party B): Guangzhou 3e Network Technology Company Limited

Address: Room 701, Building A, Sun Yat-sen University Science Park, 135 Xingang West Rd, Haizhu District, Guangzhou, Guangdong Province

In accordance with the relevant laws and regulations of China and based on the principles of equality, voluntariness, mutual benefit, compensation, honesty and trustworthiness, Party A and Party B have reached the following terms and conditions concerning Party A’s hiring of Party B for providing consulting services through friendly consensus with the intent of joint observance and implementation.

Article 1 Content of Consulting Services

Party A entrusts Party B to provide consulting services to Party A according to Party A’s needs by utilizing its advantages in customer network, information channels, development technology, and knowledge and experience of its professional staff.

The consulting services hereunder shall cover the following four areas:

Party A plans to build a set of intelligent voice central control platform with “public cloud + private cloud” deployment architecture to meet the voice control needs of TV, home IoT and other business scenarios, realize the end-to-end decoupling of intelligent voice capabilities, and ensure the openness and high availability of intelligent voice functions. Through the intelligent voice central control platform, intelligent voice services covering interactive TV, digital home and other businesses can be provided to form core assets of voice data, empower the intelligent broadcasting network and realize Party A’s technology iteration and upgrading.

1. Conduct product requirements research for smart speaker preparatory work. Organize technical specification and application interviews with multiple parties on the demand side/owner side and manufacturers.

2. Prepare user requirements document (first draft) based on the product requirements research.

3. Party B writes the requirements document and reviews it together with Party A until it is finalized.

4. Complete the acceptance and deliver the user requirements document (final draft)

Article 2 Service Period

The period for Party B to provide Party A with the services agreed in Article 1 of this Contract is:

March 1, 2023 to April 28, 2023.

Article 3 Rights and Obligations of Party A and Party B

(I) Rights and Obligations of Party A

1. Party A has the right to inquire Party B about the progress of the work and the related contents, and state its opinions and suggestions on specific issues;

2. Party A has the right to review, modify and make final decisions on the consulting service proposals or reports provided by Party B;

3. If any of Party B’s professional staff fails to perform his/her duties under the Consultation Service Contract, Party A has the right to demand the replacement of such professional staff, up to and including termination of the Contract;

4. Party A shall cooperate with Party B, provide Party B with relevant information, and ensure that the information provided is true, accurate, complete and effective;

5. Party A shall cooperate with Party B on site interviews, surveys and other matters, and provide relevant work conditions;

6. Party A shall bear the obligation of confidentiality, and without Party B’s permission, Party A shall not provide (including but not limited to disclosing, reproducing, etc.) to any third party any materials, documents submitted to Party A by Party B and the information provided on Party B’s website or any content contained in such materials, documents and information;

7. Party A shall pay the consulting service fee to Party B in accordance with this Contract.

(II) Rights and Obligations of Party B

1. Based on Party A’s consulting service needs, Party B has the right to know Party A’s operation and management information, including but not limited to the production, sales, technology development, etc.;

2. In the course of providing consulting services, Party B has the right to request Party A to provide the required information;

3. In the course of providing consulting services, Party B has the right to visit the work site for interviews and surveys;

4. In the course of providing consulting services, Party B has the right to check and inquire into questions raised by third parties in connection with the services hereunder;

5. Party B shall, within the scope permitted by the current laws and policies of China, follow the principles of honesty, assiduity and due diligence, and provide Party A with consulting services as agreed in the Contract;

6. The form of services shall be determined based on Party A’s needs. Party B can provide Party A with written consulting service programs, suggestions, reports, information services, etc., and can also provide Party A with on-site consulting services and other forms of consulting services;

7. Party B has the right to charge the consulting service fee from Party A in accordance with this Contract;

8. Party B shall bear the obligation of confidentiality. and without Party A’s permission, Party B shall not provide (disclose) to any third party any materials and documents that are submitted by Party A for Party B’s use, can not be obtained by Party B through other channels and have not yet entered into the public domain. However, Party B has the right to make disclosure in accordance with the requirements of laws, regulations, authorized authorities or regulatory departments, and also has the right to make disclosure to the head office of China Construction Bank Corporation and its branches.

Article 4 Consulting Service Fee

The consulting service fee under this Contract is RMB [***]. Party A shall pay Party B the consulting service fee in accordance with Paragraph (i) below:

(I) Thirty percent of the consulting service fee, i.e., RMB [***], shall be paid within 10 working days after the effective date of this Contract;

(II) The balance shall be paid within seven working days after the completion of the consultancy services following the effective date of this Contract.

The consulting service fee shall be paid to the following account of Party B:

Party B’s banking details for receiving payments are as follows:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Guangzhou CITIC Plaza Sub-branch

Account No.: [***]

Article 5 Liability for Breach of Contract

If Party A fails to pay the consulting service fee on schedule, Party B has the right to suspend the services, and Party A shall bear the adverse consequences arising therefrom; if Party A fails to pay the consulting service fee within 10 days after the agreed time limit for payment, Party B has the right to terminate this Contract, and Party A shall pay Party B liquidated damages equivalent to 50% of the unpaid amount.

Article 6 Disclaimer

If Party A is unable to receive or cannot normally receive written materials such as consulting service programs, suggestions, reports, information services, etc. sent by Party B due to reasons of Party A, Party A is not liable for it; and Party B is also not liable for problems caused by changes in national policies or force majeure.

Article 7 Validity and Modification of Contract

(I) After the effective date of this Contract, neither Party may unilaterally terminate this Contract unless otherwise agreed by both Parties with a written agreement or otherwise provided in this Contract or for reasons prescribed by law;

(II) Except as otherwise agreed by both Parties, no modification to this Contract shall be effective unless made in writing with the mutual consent of both Parties;

(III) Anything not covered in this Contract shall be separately discussed by both Parties to reach a supplementary agreement. The supplementary agreement shall be an integral part of this Contract and has the same legal effect as this Contract. In case of any inconsistency between the supplementary agreement and this Contract, the supplementary agreement shall prevail.

Article 8 Representations

(I) Party A and Party B have read all the terms and conditions of this Contract, and known and fully understood the meaning of the terms and conditions of this Contract and the corresponding legal consequences;

(II) Party B only provides relevant advice or consulting to Party A from a professional point of view, and all the information and materials provided by Party B are for Party A’s reference only; Party A shall make independent judgment and independent decision on the consulting services provided by Party B, and bear the risk arising therefrom on its own;

(III) The advices or opinions on financing in the consulting services provided by Party B to Party A do not represent a financing commitment provided by Party B to Party A.

Article 9 Dispute Resolution

Any dispute arising in the course of the performance of this Contract shall first be resolved by both Parties through amicable negotiation. If the negotiation fails, the dispute shall be resolved in accordance with Paragraph (I) below:

(I) To file a lawsuit in the People’s Court in the place where Party B is domiciled;

(II) To submit the dispute to the Arbitration Commission (the place of arbitration shall be) for arbitration in accordance with the arbitration rules of the Commission in force at the time of the application for arbitration. The arbitral award is final and binding on both Parties.

During the period of litigation or arbitration, the provisions of this Contract that do not relate to the dispute shall remain in effect.

Article 10 Miscellaneous

1. This Contract shall enter into force upon being signed and sealed by Party A’s legal representative (person in charge) or authorized agent, and signed and sealed by Party B’s person in charge or authorized agent.

This Contract is made in duplicate, one for each Party, with the same legal effect.

(No text below)

Party A:	Party B:

(Signature/Seal)	(Signature/Seal)

Shanhu Technology (Guangdong) Co., Ltd.	Guangzhou 3e Network Technology Company Limited (Contract Seal)

December 20, 2023	December 20, 2023

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